STATE OF N EVADA
                         ARTICLES OF INCORPORATION
   APR 2 8 1994
                                 OF

CHERYL A. LAU SECRETARY OF STATE
                        SILVER BOW ANTIQUE AVIATION

          The undersigned, desiring to form a Corporation for profit under the Central Corporation
      Law of Nevada, does hereby certify-

           FIRST- The name of the corporation shall be Silver Bow Antique Aviation.

          SECOND-. The name of the natural person or corporation designated as the Corporation's resident agent is State Agent and Transfer Syndicate, whose address is 311 N . C a r s o n , Carson City Nevada 89701.

           THIRD:   The purpose for which the corporation is formed is to
engage in any lawful activity.

                  Fourth: The maximum number of shares of all classes which the Corporation is authorized to have outstanding is eleven thousand (11,000) shares, consisting of ten thousand (10,000) shares of Common Stock, and one thousand (1,000) shares of Preferred Stock, all par value $.001. The holders of Preferred Stock shall have Such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

          FIFTH:    The members of the governing body shall be styled
directors and the initial number of directors shall be not less than 1, The name and office address of the first Board of Directors, to serve until its successor is elected and qualified. is as follows:

           Dempsey K Mork, 9551 Wilshire Boulevard, Second Floor, Beverly Hills, California 90212.

      The number of directors may be increased of decreased[ (but not less than one) pursuant to the provisions of the corporation's bylaws and Chapter 78 of the Nevada Revised Statutes.

          SIXTH:    No capital stock issued by the corporation shall be
assessable following payment of the subscription price or par value therefor.

           SEVENTH; The corporation shall have perpetual existence.

          EIGHTH, The incorporator and his post office", address is as follows: Jehu Hand, 25431 Cabot Road, Suite 207, Laguna Hills, California 92653.

           NINTH:   Every person who was or is a party or is threatened to be
a party to or is involved in any action, suit or proceedings whether civil, criminal, administrative or investigative. by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation or for its benefit as a director, officer employee or other person of another corporation, partnership, joint venture, trust or enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada as it may be amended from time to time against all expenses, liability and loss
(including attorney,' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit of proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.
    Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, agents or other persons may have or hereafter acquire and, without limiting the generality of such statement they shall be entitled to their respective rights or indemnification under any bylaw, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect co indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any, person who is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or other person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status whether or not the corporation would have the power co indemnify such person.

         TENTH:     A director of officer of the corporation shall nor. be
    personally liable to corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article b,,@ the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director or officer of the corporation for acts or Omissions; prior to such repeal or modification.

         ELEVENTH- A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise.

        No transaction, contract or act of the corporation shall be void or voidable or in, any way affected or invalidated by reason of die fact that any director or officer of any corporation is a member of any firm, a shareholder, director or officer of the corporation or trustee or beneficial of my trust that is in any way interested in such transaction, contract or act, No director or officer shall be accountable or responsibleto the corporation for or in respect to any transaction, contract or act of the corporation for any gain or profit directly or indirectly realized by him by reason of the fact that he or any firm in which he is a member or any corporation of which he is a trustee. or beneficiary, is interested in such transaction, contract, or act; provided the fact that such director or officer or such firm, corporation or trust is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his authority, respecting such contract, transaction or act, and my officer of the corporation of which he is a shareholder, director or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in. any judicial other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any stature or rule of law or equity to the contrary (if any there be), his good faith shall be presumed in die absence of proof to the contrary by clear and convincing evidence.

         TWELF]RH: No shareholder of the corporation shall have any preemptive rights.

    Dated this 18th day of April, 1994.


                       Jehu Hand, Incorporator



    STATE OF CALIFORNIA


    COUNTY OF ORANGE

   On April 18, 1994, before me the undersigned, a Notary Public in and for said State, personally appeared
   Jehu Hand, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

   WIT'NES$ my hand and official seal.





                                                My Commission Expires

   Signature
November 8, 1994